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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Beazer Homes USA, Inc. (the "Company") on Form S-4 of our report dated October 30, 1997 (November 28, 1997 as to Note 13), appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended September 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Atlanta, Georgia
April 23, 1998